Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Exhibit 10.1

Second Lease Amendment

This Second Lease Amendment (“Second Amendment”) is entered into effective as of April 1, 2020, by and between Tesla, Inc. (“Tesla”) and Panasonic Energy of North America, a division of Panasonic Corporation of North America (“PENA”), with respect to the Amended and Restated Factory Lease dated January 1, 2017 (the “Factory Lease”).  Terms used herein with initial capitalization have the meanings specified where used or in the Gigafactory Contract.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	For the period of [***] through [***], PENA shall pay for its usage of [***] at the rates set forth in the first table of Appendix C: Utility Rates to the Factory Lease (the “Appendix C-1 Table”).
2.	On or before [***], the Parties will discuss in good faith and mutually agree whether [***] set forth in the second table of Appendix C: Utility Rates (“Appendix C-2 Table”) will apply [***] to [***].
3.	On or before [***], the Parties will discuss in good faith and mutually agree whether [***] set forth in the second table of Appendix C: Utility Rates (“Appendix C-2 Table”) will apply [***] to [***].
4.

This Second Amendment, together with the Factory Lease and all documents referenced or incorporated therein, constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to its subject matter.  No subsequent terms, conditions, understandings, or agreements purporting to modify the terms of this Amendment will be binding unless in writing and signed by both Parties. This Amendment may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment by persons duly authorized below:

Tesla, Inc.		Panasonic Energy of North America a division of Panasonic Corporation of North America
By:	/s/ Karn Budhiraj	By:	/s/ Thomas G. Korte
Printed:	Karn Budhiraj	Printed:	Thomas G. Korte
Title:	VP, Global Supply Management	Title:	Senior Vice President of Operations of Panasonic Corporation of North America and Chief Financial Officer of Panasonic’s US Company
Date:	9 June 2020
		Date:	Jun 5, 2020

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